UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
☑	Filed by the Registrant
☐	Filed by a Party other than the Registrant
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to Section 240.14a-12
CREDITRISKMONITOR.COM, INC.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☑	No fee required
☐	Fee paid previously with preliminary materials
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

CREDITRISKMONITOR.COM, INC.
Address Not Applicable1
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON AUGUST 12, 2026
To the Stockholders of CreditRiskMonitor.com, Inc.:
NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of CreditRiskMonitor.com, Inc., a Nevada corporation (the “Company”), will be held on August 12, 2026 at 520 White Plains Road, Suite 500, Tarrytown, New York 10591, at 9:00 A.M. Eastern Time, for the following purposes:
1.	To elect four directors for the coming year;
2.	To ratify the selection of CohnReznick LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2026; and
3.	To transact such other business as may properly come before the meeting.
Only stockholders of record at the close of business on June 15, 2026 are entitled to notice of and to vote at the meeting or at any adjournment thereof.
Important notice regarding the availability of Proxy Materials: The proxy statement and the Company’s Annual Report on Form 10-K for the year ended December 31, 2025 are available electronically at www.proxyvote.com.

Michael I. Flum
Chief Executive Officer and President

June 29, 2026
WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE SUBMIT YOUR PROXY OR VOTING INSTRUCTIONS AS SOON AS POSSIBLE. FOR SPECIFIC INSTRUCTIONS ON HOW TO VOTE YOUR SHARES, PLEASE REFER TO THE INSTRUCTIONS ON THE ENCLOSED PROXY CARD. ANY STOCKHOLDER MAY REVOKE A SUBMITTED PROXY AT ANY TIME BEFORE THE MEETING BY WRITTEN NOTICE TO SUCH EFFECT, BY SUBMITTING A SUBSEQUENTLY DATED PROXY OR BY ATTENDING THE MEETING AND VOTING IN PERSON. THOSE VOTING BY INTERNET OR BY TELEPHONE MAY ALSO REVOKE THEIR PROXY BY VOTING IN PERSON AT THE MEETING OR BY
VOTING AND SUBMITTING THEIR PROXY AT A LATER TIME BY INTERNET OR BY TELEPHONE.
[1]
We are a remote-only company. Accordingly, we do not maintain a headquarters. For purposes of compliance with applicable requirements of the Securities Act of 1933 and Securities Exchange Act of 1934, each as amended, any stockholder communication required to be sent to our principal executive offices may be directed to the agent for service of process at InCorp Services, Inc., 9107 West Russell Road Suite 100, Las Vegas, NV, 89148-1233.

CREDITRISKMONITOR.COM, INC.
Address Not Applicable1

PROXY STATEMENT

SOLICITING, VOTING AND REVOCABILITY OF PROXY
This proxy statement is being made available to all stockholders of record at the close of business on June 15, 2026, in connection with the solicitation by the Board of Directors of the Company (the “Board”) of proxies to be voted at the Annual Meeting of Stockholders to be held on August 12, 2026 at 9:00 A.M. Eastern Time, local time, or any adjournment thereof, at 520 White Plains Road, Suite 500, Tarrytown, NY 10591. Proxy materials for the Annual Meeting of Stockholders were made available to stockholders on or about June 29, 2026.
All shares represented by proxies duly executed and received will be voted on the matters presented at the meeting in accordance with the instructions specified in such proxies. If you are a beneficial owner of shares held in street name and you do not provide specific voting instructions to the organization that holds your shares, the organization will be prohibited from voting your shares on “non-routine” matters. This is commonly referred to as a “broker non-vote”. The election of directors is considered a “non-routine” matter and therefore may not be voted on by your bank or broker absent specific instructions from you. Please instruct your bank or broker so your vote can be counted.
The ratification of the appointment of CohnReznick LLP as the Company’s independent registered public accounting firm for 2026 (Proposal Number 2) is considered a routine matter under applicable rules. A broker or other nominee may generally vote on routine matters, and therefore broker non-votes will not be applicable to Proposal Number 2.
The Board does not know of any other matters that may be brought before the meeting nor does it foresee or have reason to believe that the proxy holder will have to vote for substitute or alternate nominees to the Board. In the event that any other appropriate matter should timely come before the meeting or any nominee is not available for election, the person named in the enclosed proxy will have discretionary authority to vote all proxies not marked to the contrary with respect to such matters in accordance with the Company’s recommendations.
The total number of common shares outstanding and entitled to vote as of the close of business on June 15, 2026 was 10,767,501. The common shares are the only class of securities entitled to vote on matters presented to the stockholders, each share being entitled to one vote. A majority of the common shares outstanding and entitled to vote as of the close of business on June 15, 2026 or 5,383,751 common shares, must be present at the meeting in person or by proxy in order to constitute a quorum for the transaction of business. Abstentions and broker non-votes will be included in the calculation of the number of shares considered to be present at the meeting.
With regard to Proposal Number 1, the election of directors, votes may be cast in favor or withheld. Each director shall be elected by a plurality of the votes cast in favor. Accordingly, since there is a nominee for each of the four directorships, each nominee who receives one or more votes will be elected as a director. Abstentions and broker non-votes will have no effect on the outcome of this Proposal.
With regard to Proposal Number 2, the ratification of CohnReznick LLP as the Company’s independent registered public accounting firm, votes may be cast in favor, against or you may abstain. The affirmative vote of a majority of shares present in person or by proxy and entitled to vote is necessary for ratification of the Company’s independent registered public accountants. Abstentions will not be voted, although they will be counted as present and entitled to vote for purposes of the Proposal. Accordingly, an abstention will have the effect of a vote against this Proposal. A broker who does not receive instructions as to how to vote your shares may vote at its discretion in connection with this Proposal.
[1]
We are a remote-only company. Accordingly, we do not maintain a headquarters. For purposes of compliance with applicable requirements of the Securities Act of 1933 and Securities Exchange Act of 1934, each as amended, any stockholder communication required to be sent to our principal executive offices may be directed to the agent for service of process at InCorp Services, Inc., 9107 West Russell Road Suite 100, Las Vegas, NV, 89148-1233.

Any person giving a proxy in the form accompanying this proxy statement has the power to revoke it at any time before its exercise. The proxy may be revoked by filing with us written notice of revocation or a fully executed proxy bearing a later date. The proxy may also be revoked by affirmatively electing to vote in person while in attendance at the meeting. However, a stockholder who attends the meeting need not revoke a proxy given and vote in person unless the stockholder wishes to do so. Written revocations or amended proxies should be sent to us at InCorp Services, Inc., 9107 West Russell Road Suite 100, Las Vegas, NV, 89148-1233, Attention: Corporate Secretary. Those voting by Internet or by telephone may also revoke their proxy by voting in person at the meeting or by voting and submitting their proxy at a later time by Internet or by telephone.
The Company’s stockholders do not have appraisal rights with respect to the matters to be voted upon at the annual meeting.
The proxy is being solicited by the Board. We will bear the cost of the solicitation of proxies, including the charges and expenses of brokerage firms and other custodians, nominees and fiduciaries for forwarding proxy materials to beneficial owners of the Company’s shares. Solicitations will be made primarily by mail, but certain of the directors, officers or employees may solicit proxies in person or by telephone, telecopier or email without special compensation.
A list of stockholders entitled to vote at the meeting will be available for examination by any stockholder for any purpose germane to the meeting, during ordinary business hours, for ten (10) days prior to the meeting, at the offices of the Company’s Corporate Secretary at Keating Muething & Klekamp PLL, One East Fourth Street Suite 1400, Cincinnati, OH 45202, and also during the whole time of the meeting for inspection by any stockholder who is present. To contact us, stockholders should call Michael Flum at (845) 230-3037 to set up an appointment for examination.

EXECUTIVE COMPENSATION
SUMMARY COMPENSATION TABLE
The following table sets forth all cash compensation paid or to be paid to the Company’s executive officers during each of the fiscal years presented.

SUMMARY COMPENSATION TABLE
Name and Principal Position	Year	Salary	Bonus(1)	Option Awards(2)	All Other Compensation	Total
Jerome S. Flum Executive Chairman	2025	$150,000	—	—	—	$150,000
	2024	$150,000	—	—	—	$150,000
Michael I. Flum Chief Executive Officer and President	2025	$217,500	$37,000	$30,179	—	$284,679
	2024	$211,200	$40,000	$22,513	—	$273,713
Jennifer Gerold Chief Financial Officer	2025	$225,000	$43,800	$2,624	—	$271,424
	2024	$176,790	$40,000	$1,097	—	$217,887
Shyarsh Desai Chief Operating Officer(3)	2025	$196,875	$41,500	$6,312	—	$244,687
	2024	—	—	—	—	—
David Reiner Chief Accounting Officer(4)	2025	$200,000	$7,500	$2,497	—	$209,997
	2024	$172,984	$37,000	$772	—	$210,756

(1)	The amounts in this column reflect bonuses awarded for the fiscal year shown but paid in the subsequent fiscal year.
(2)
Represents the compensation expense of stock option awards for financial reporting purposes for the fiscal year under ASC 718, rather than an amount paid to or realized by the Named Executive Officer (“NEO”). For a more detailed discussion of the assumptions used in estimating fair value, see Note 8 (Common Stock and Stock Options) of the Notes to Financial Statements in the Annual Report on Form 10-K for the year ended December 31, 2025 that accompanies this proxy statement.

(3)	On March 19, 2025, the Board appointed Shyarsh Desai as the Company’s Chief Operating Officer.
(4)	In connection with the elimination of his position, Mr. Reiner’s employment with the Company ended on February 27, 2026.

OUTSTANDING EQUITY AWARDS
The following table sets forth all stock options granted to the Company’s executive officers as of December 31, 2025.

GRANTS OF PLAN-BASED AWARDS
		Equity Grants
Name	Grant Date	All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Share)	Grant Date Fair Value of Stock and Option Awards ($)
Jerome S. Flum	N/A	N/A	N/A	N/A	N/A
Michael I. Flum	3/12/2025	N/A	10,000	$2.92	$15,076
Jennifer Gerold	3/12/2025	N/A	10,000	$2.65	$15,619
Shyarsh Desai	3/12/2025	N/A	50,000	$2.65	$78,097
David Reiner	3/12/2025	N/A	10,000	$2.65	$15,619

The following table sets forth all outstanding equity awards granted to the Company’s executive officers during the last fiscal year.

OUTSTANDING EQUITY AWARDS
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Un-exercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date
Jerome S. Flum	-0-	-0-	-0-	-0-	N/A
Michael I. Flum	40,000	10,000	-0-	$1.45	10-24-29
	12,500	12,500	-0-	$2.19	10-29-29
	3,000	27,000	-0-	$1.85	01-28-32
	-0-	5,000	-0-	$2.70	01-25-33
	-0-	50,000	-0-	$3.08	05-01-33
	-0-	5,000	-0-	$2.42	03-13-32
	-0-	10,000	-0-	$2.92	03-12-33
Jennifer Gerold	-0-	10,000	-0-	$2.20	03-13-32
	-0-	10,000	-0-	$2.65	03-12-33
Shyarsh Desai	-0-	50,000	-0-	$2.65	03-12-33
David Reiner	5,000	-0-	-0-	$2.90	01-05-26
	1,000	-0-	-0-	$3.00	10-26-26
	800	200	-0-	$1.45	10-24-29
	250	250	-0-	$2.19	10-29-29
	200	1,800	-0-	$1.85	01-28-32
	-0-	1,500	-0-	$2.70	01-25-33
	-0-	2,000	-0-	$2.20	03-13-32
	-0-	10,000	-0-	$2.65	03-12-33

The closing market price of the Company’s common stock on December 31, 2025 was $2.70 per share.
While the Compensation Committee has the discretion under applicable plan documents to determine the vesting terms of stock option awards, the plan documents also establish default vesting provisions. The awards in the table granted prior to the adoption of the 2020 Long-Term Incentive Plan (“2020 Plan”) were issued pursuant to the Company’s 2009 Long-Term Incentive Plan (“2009 Plan”). All of the stock options granted under the 2009 Plan and 2020 Plan may be exercised in installments after a specified number of years upon the attainment of a specified length of service. In the event of a change in control (as defined), the stock options will vest in full at the time of such change in control.

DIRECTOR COMPENSATION
The following table sets forth all cash compensation paid by the Company to the non-employee directors during each of the fiscal years presented.

DIRECTOR COMPENSATION
Name	Year	Fees Earned or Paid in Cash(1)	Option Awards(2)	Total
Joshua M. Flum	2025	$8,000	$3,435	$11,435
	2024	$4,000	$9,902	$13,902
Lisa Reisman	2025	$8,000	$1,022	$9,022
	2024	$4,000	$840	$4,840
Lawrence Fensterstock(3)	2025	$6,000	$197	$6,197
	2024	—	—	—
Brigitte Muehlmann(3)	2025	$9,000	—	$9,000
	2024	$5,000	$840	$5,840

(1)	Fees earned are paid in cash. Effective July 12, 2023, non-employee directors receive $2,000 per quarter. Effective October 1, 2024, the audit committee financial expert receives $3,000 per quarter.
(2)
Represents the compensation expense of stock option awards for financial reporting purposes for the fiscal year under ASC 718, rather than an amount paid to or realized by the NEO. For a more detailed discussion of the assumptions used in estimating fair value, see Note 8 (Common Stock and Stock Options) of the Notes to Financial Statements in the Annual Report on Form 10-K for the year ended December 31, 2025 that accompanies this proxy statement.

(3)
On April 25, 2025, Brigitte Muehlmann informed CreditRiskMonitor.com that she did not intend to stand for re-election to its Board. On September 18, 2025, Lawrence Fensterstock was elected to serve as a non-employee director.

PAY VERSUS PERFORMANCE
As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(v) of Regulation S-K, we are providing the following information about the relationship between compensation actually paid to our Principal Executive Officer (the “PEO”) and the other named executive officers (the “Non-PEO named executive officers”) and certain financial performance metrics of the Company using a methodology that has been prescribed by the Securities and Exchange Commission (“SEC”).

PAY VERSUS PERFORMANCE
Year (a)	Summary Compensation Table Total for PEO (b)(1)(3)	Compensation Actually Paid to PEO (c)(2)(3)	Average Summary Compensation Table Total for Non-PEO NEOs (d)(1)(4)	Average Compensation Actually Paid to Non-PEO NEOs (e)(2)(4)	Value of Initial Fixed $100 Investment Based On Total Shareholder Return (f)	Net Income (g)
2025	$284,679	$254,500	$219,027	$216,169	$89	$1,017,931
2024	$273,713	$251,200	$192,881	$192,258	$130	$1,674,902
2023	$252,129	$239,000	$193,340	$192,250	$97	$1,695,053

(1)	Amounts shown are the amounts reported in the “Total” column of the Summary Compensation Table (“SCT”).
(2)	Average compensation actually paid to reflects the amounts reported in the “Salary” and “Bonus” columns of the Summary Compensation Table (“SCT”).
(3)	Michael I. Flum was the PEO for each of the fiscal years presented.
(4)
For fiscal year 2025, the non-PEO named executive officers consisted of Jerome S. Flum, Jennifer Gerold, Shyarsh Desai, and David Reiner. For fiscal year 2024, the non-PEO named executive officers consisted of Jerome S. Flum, Jennifer Gerold, and David Reiner. For fiscal year 2023, the non-PEO named executive officers consisted of Jerome S. Flum and Steven Gargano.

The following table shows the fiscal 2025 amounts deducted from the Summary Compensation Table total compensation to calculate the “Compensation Actually Paid” to our PEO and Non-PEO named executive officers in accordance with the Pay Versus Performance Rules.

	PEO ($)	Average for Non-PEO NEOs ($)
Summary Compensation Table (“SCT”) Total	$284,679	$219,027
Less: Amounts Reported as Option Awards in SCT	30,179	2,858
Compensation Actually Paid	$254,500	$216,169

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
AND RELATED STOCKHOLDER MATTERS
The following table sets forth as of June 15, 2026 information regarding the beneficial ownership of the Company’s voting securities (i) by each person or group known by the Company to be the owner of record or beneficially of more than five percent of the Company’s voting securities, (ii) by each of the Company’s directors and executive officers, and (iii) by all directors and executive officers of the Company as a group. Except as indicated in the following notes, the owners have sole voting and investment power with respect to the shares. Unless otherwise noted, each owner’s mailing address is c/o CreditRiskMonitor.com, Inc., at InCorp Services, Inc., 9107 West Russell Road Suite 100, Las Vegas, NV, 89148-1233.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
5% or Greater Stockholders
Santa Monica Partners, L.P.	720,904	6.7%
SMP Asset Management, LLC Lawrence J. Goldstein(1)
Caldwell Sutter Capital, Inc. Joseph F. Helmer(2)	547,670	5.1%
Flum Partners(3)	5,410,437	50.2%
Named Executive Officers
Jerome S. Flum	6,008,047(4)(5)	55.8%
Michael I. Flum	6,500	—*
Non-Employee Directors
Joshua M. Flum	6,500	—*
All directors and executive officers (as a group (3 persons))	6,021,047(4)(5)	55.9%

*	Less than 1%
(1)
Based on the information contained in a Schedule 13G/A dated January 26, 2023. The general partner of Santa Monica Partners, L.P. is SMP Asset Management, LLC. Lawrence J. Goldstein is an individual investor, the sole managing member and the sole owner of SMP Asset Management, LLC, and may be deemed to beneficially own these shares. Includes 698,644 shares owned by Santa Monica Partners, L.P. and 22,260 shares owned by Lawrence J. Goldstein.

(2)
Based on the information contained in a Schedule 13G dated December 31, 2024. Joseph F. Helmer is the President of Caldwell Sutter Capital, Inc, and may be deemed to possess investment power and beneficially own these shares. Includes 533,270 shares owned by Caldwell Sutter Capital, Inc. and 14,400 shares owned by Joseph F. Helmer.

(3)
The general partners of Flum Partners are Jerome S. Flum, Executive Chairman of the Board of the Company; Michael I. Flum, Chief Executive Officer and President of the Company; and Barbara Schwartz, spouse of Jerome S. Flum. The controlling general partner is Jerome S. Flum.

(4)
Includes 5,410,437 shares owned by Flum Partners, of which Jerome S. Flum is the controlling general partner, which are also deemed to be beneficially owned by Jerome S. Flum because of his power, as controlling general partner of Flum Partners, to direct the voting of such shares held by the partnership. Jerome S. Flum disclaims beneficial ownership of the shares owned by Flum Partners. The 6,008,047 shares of common stock, or 55.8% of the outstanding shares of common stock, may also be deemed to be owned, beneficially and collectively, by Flum Partners and Jerome S. Flum, as a “group”, within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended.

(5)
Includes 7,800 shares of common stock owned by a grandchild of Jerome S. Flum, the beneficial ownership of which is disclaimed by Jerome S. Flum. Also, includes 260,000 shares of common stock owned by Family Trusts established by Jerome S. Flum, the beneficial ownership of which is disclaimed by Jerome S. Flum.

The Company’s current equity compensation plan approved by stockholders is the 2020 Plan. The 2020 Plan provides for the grant of options and other awards up to an aggregate of 1,000,000 shares of common stock. The Company’s previous equity compensation plan approved by stockholders was the 2009 Plan. The 2009 Plan provided for the grant of options and other awards up to an aggregate of 1,000,000 shares of common stock. The 2009 Plan expired at the end of 2019.

The following table summarizes information about the Company’s common stock that may be issued upon the exercise of options, warrants and rights under all equity compensation plans of the Company as of December 31, 2025.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in first column)
Equity compensation plans approved by stockholders	795,910	$2.24	491,090
Total	795,910	$2.24	491,090

In response to Item 402(x)(1) of Regulation S-K, the Company does not grant new awards of stock options, stock appreciation rights or similar option-like instruments in anticipation of material nonpublic information. Accordingly, the Company has no specific policy or practice on the timing of awards of such options in relation to the disclosure of material nonpublic information by the Company.
The Company maintains an insider trading policy that governs the purchase, sale and/or other transactions of our securities by our directors, executive officers, and employees. A copy of the insider trading policy is filed as Exhibit 19 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025. In addition, with regard to the Company trading its own securities, it is the Company’s policy to comply with the federal securities laws and the applicable exchange listing requirements.

QUALIFIED SMALL BUSINESS STOCK
It came to our attention that the Company’s common stock may meet the criteria of Internal Revenue Code Sec. 1202 qualified small business (“QSB”) stock. Sec. 1202 was added to the tax code in 1993, and originally provided that the gain from the sale of QSB stock acquired on or after August 10, 1993 was eligible for a 50% exclusion. The 50% exclusion was increased to 75% for stock acquired from February 18, 2009 to September 27, 2010, and then increased to 100% for stock acquired on or after September 28, 2010. QSB stock must be original issue shares and not shares acquired in the open market. If you acquired your shares in CreditRiskMonitor.com, Inc. directly from the Company via either a private placement or the exercise of stock options, then predicated upon when the stock was originally acquired, either 50%, 75% or 100% of your gain on the sale of these shares is excluded from income if you held the stock for at least five years prior to sale. You should consult your own tax advisor to confirm if your shares could meet the Sec. 1202 exclusion rule.
On July 4, 2025, the QSB stock program was expanded under the passage of the One Big Beautiful Bill Act (“OBBBA”). The expansion of the QSB stock rules under OBBBA resulted in three key changes: (i) shortening the required holding period to begin to be eligible for tax benefits from the disposition of QSB stock from five years to three years, with a phased-in exclusion amount if the holding period is between three and five years; (ii) increasing the size of corporations eligible to issue QSB stock to investors from $50 million of gross asset value to $75 million of gross asset value, with a new inflation adjustment to increase that amount each year; and (iii) increasing the flat cap on maximum amount of capital gain excludable from the QSB stock of a single issuer from $10 million to $15 million, with inflation adjustment.
The Company does not provide tax, legal or accounting advice. This material has been prepared for informational purposes only, and is not intended to provide, and should not be relied on for, tax, legal or accounting advice. You should consult your own tax, legal and accounting advisors before engaging in any transaction.

PROPOSAL 1: ELECTION OF DIRECTORS
Four directors are to be elected at the meeting to serve until the next annual meeting of stockholders and until their respective successors shall have been elected and have been qualified. The directors shall be elected by a plurality of the votes cast in favor. Accordingly, based upon there being four nominees, each person who receives one or more votes will be elected as a director.
Nominees for Directors
All four of the nominees are currently members of the Board. The Board recommends a vote FOR all nominees.
The following table sets forth certain information regarding those individuals currently serving as the directors, as of June 15, 2026:

Name	Age	Principal Occupation / Position Held with Company	Officer or Director Since
Jerome S. Flum	85	Executive Chairman	1983
Joshua M. Flum	56	Director	2007
Lisa Reisman	57	Director	2023
Lawrence Fensterstock	76	Director	2025

The following pages contain biographical and other information about the nominees.
Jerome S. Flum was appointed President and Chief Executive Officer of the Company and Chairman of the Board in June 1985. In May 2023, he transitioned from Chief Executive Officer to Executive Chairman. Since 1968 he has been in the investment business as an Institutional Security Analyst, Research and Sales Partner at an investment firm and then as a General Partner of a private investment pool. Before entering the investment business, Mr. Flum practiced law, helped manage a U.S. congressional campaign and served as a Legal and Legislative Aide to a U.S. Congressman. He has been a guest lecturer at the Massachusetts Institute of Technology/Sloan School of Management Lab for Financial Engineering. Mr. Flum received a BS degree in business administration from Babson College and a JD degree from Georgetown University Law School. Mr. Flum served as a Lance Corporal in the U.S. Marine Corps Reserve. We believe that Mr. Flum’s extensive experience, including his service as Chairman of the Board since 1985, gives him the qualifications and skills to serve as one of the directors.
Joshua M. Flum has been a Director since September 2007. He is currently a Managing Partner at LRVHealth, an early-stage healthcare venture capital platform. Prior to this role, Mr. Flum spent nearly two decades at CVS Health holding senior leadership roles in strategy, operations, and technology where he led a broad set of transformational activities, ranging from the integration of CVS Health and Aetna to the founding of CVS Health Ventures. He departed CVS Health in 2022 as Executive Vice President, Chief Strategy & Business Development Officer. Mr. Flum is a graduate of the Yale Law School and spent the first years of his professional career clerking for the Honorable Edward R. Becker, Chief Judge of the U.S. Court of Appeals for the Third Circuit, and then at the law firm of Miller, Cassidy, Larroca and Lewin, LLP. He then joined the Boston Consulting Group where his work focused on the consumer and retail practice area. We believe that Mr. Flum’s experience in the areas of business consultation and legal, and his service on the Board since September 2007, give him the qualifications and skills to serve as one of the directors.
Lisa Reisman has been a Director since July 2023. She is currently co-founder and Chief Executive Officer of MetalMiner. With a background in physical metal trading, management consulting, and executive leadership, Ms. Reisman has a proven entrepreneurial track record. Through her Companies’ Insights platform, they offer a SaaS solution across the full range of industrial metals, including global data points. Detailed should-cost models and forecasts provide buying organizations with price data on the industrial metals that companies actually buy and not just the ingot prices which trade on public exchanges. Before founding MetalMiner, she was Managing Director and Chief Executive Officer of Azul Partners in Chicago and worked as a Senior Manager for both Deloitte Consulting and Arthur Andersen Consulting. Ms. Reisman holds an MPA in management and public policy from New York University and a BA in journalism and political science from the University of Wisconsin-Madison. We believe that Ms. Reisman’s executive leadership skills and business experience, give her the qualifications and skills to serve as one of the directors.
Lawrence Fensterstock has been a Director since September 2025. Mr. Fensterstock joined the Company in January 1999 and held the titles of Chief Financial Officer and Senior Vice President upon hiring through March 2020 and June 2020, respectively. During his tenure, Mr. Fensterstock was instrumental in implementing the financial and operational frameworks that positioned the Company for sustained growth. Mr. Fensterstock was intimately involved in the Company’s January 1999 acquisition of the assets of the CreditRisk Monitor credit information service from Market Guide Inc. He joined Market Guide Inc. in September 1996 to assist in the formation of its credit information services division. From 1993 to 1996, Mr. Fensterstock was Chief Operating and Financial Officer of Information Clearinghouse Incorporated and was closely involved in the formation of its credit reporting service. From 1989 to 1992, Mr. Fensterstock served as Vice President-Controller, Treasurer and Corporate Secretary for a private entity formed to acquire Litton Industries’ office products operations in a leveraged buyout. Mr. Fensterstock was Vice President of Security Capital Corporation from 1984 to 1989, where he managed the internal audit and quality control functions for this financial services holding company. Mr. Fensterstock is a Certified Public Accountant (CPA) who began his career in 1973 with Arthur Andersen LLP. He spent more than 10 years servicing both public and private clients in the financial services and real estate industries. He earned a BA in Economics from Queens College and an MBA from The University of Chicago Booth School of Business. We believe that Mr. Fensterstock’s extensive leadership experience in finance and accounting, including his 21 years of leadership service with the Company from 1999 to 2020, gives him the qualifications and skills to serve as one of the directors.
Term of Office
Each director will hold office until the next annual meeting of stockholders and until his or her successor is elected and duly qualified or until his or her earlier resignation or removal. Each executive officer will hold office until the initial meeting of the Board following the next annual meeting of stockholders and until his or her successor is elected and qualified or until his or her earlier resignation or removal.
Family Relationships
Jerome S. Flum is the father of Michael I. Flum, Chief Executive Officer and President, and Joshua M. Flum, a Director of the Company.
Executive Officers

Name	Age	Principal Occupation / Position Held with Company	Officer or Director Since
Jerome S. Flum	85	Executive Chairman	1983
Michael I. Flum	39	Chief Executive Officer and President	2019
Jennifer Gerold	53	Chief Financial Officer	2024
Shyarsh Desai	60	Chief Operating Officer	2025

Michael I. Flum joined the Company in 2018 as Vice President of Operations & Alternative Data. He was elected Senior Vice President and Chief Operating Officer in October 2019 and subsequently President and Chief Operating Officer in October 2020. In May 2023, he became Chief Executive Officer and President. He is responsible for operational strategy and implementation, leveraging technology to improve the efficiency of human capital and work processes. Prior to joining CreditRiskMonitor.com, Mr. Flum served as Vice President of Operations at Gullett & Associates, Inc., a Houston-based midstream oil & gas survey and drafting services firm from 2016 to 2017. Mr. Flum held various engineering and project management roles at Enterprise Products Partners, a Houston-based oil & gas pipeline owner/operator from 2009 to 2016. During his time in the oil & gas sector, Mr. Flum successfully completed pipeline and plant projects totaling over $1.3 billion. He was also able to install processes that streamline service offerings and unify customer experience across teams. Mr. Flum holds an MBA from Columbia Business School as well as a BS in Mechanical Engineering and a BA in Religious Studies from Rice University.
Jennifer Gerold, CPA, joined the Company as Chief Monetization Officer in February 2024. She was elected to Chief Financial Officer in May 2024. Ms. Gerold is accomplished in corporate finance with nearly 30 years of strategic leadership experience advising organizations on navigating the complexities of M&A and Capital Market transactions. Prior to joining the Company, Ms. Gerold was a Managing Director in Strategy and Transactions at Ernst & Young U.S. LLP. Before that, Ms. Gerold held various investment banking and asset management roles at such firms as Credit Suisse Securities (USA) LLC; Merrill Lynch & Co., Inc.; and Bear, Stearns & Co. Inc. She started her career as an auditor specializing in entrepreneurial firms. Ms. Gerold holds an MBA from The University of Chicago Booth School of Business and a BS in Accounting and Finance/Investments from Babson College. She maintains a Certified Public Accountant (CPA) license and is a member of the AICPA. Additionally, she holds a Chartered Global Management Accountant (CGMA) designation and a Chartered Alternative Investment Analyst (CAIA) designation.

Shyarsh Desai joined the Company in February 2025 and was appointed Chief Operating Officer in March 2025. Mr. Desai is an accomplished leader in risk and financial technology businesses focused on creating sustainable yet profitable growth and strong financial returns to investors. Prior to joining the Company, Mr. Desai was Chief Executive Officer at Carixa, a SaaS platform focused on serving the invoice-to-cash automation and receivables management needs of mid-to-large enterprises. From 2012 to 2019, he was Chief Executive Officer of Credit2B, an AI-innovator in B2B credit decision automation, until its sale to Billtrust, where he served as Group President. Between 2007 and 2012, he held management positions at enterprise risk and compliance leaders Global Compliance (now Navex) and Dun & Bradstreet, focused on strategy, growth and business development. In his early career, Mr. Desai worked at IBM leading key solutions for the financial services vertical and later in Corporate Development within the CFO organization. Mr. Desai began his career working in corporate finance and investment management roles at the Tata Group. He holds an MBA from Kellogg School of Management at Northwestern University as well as a BS in Life Sciences and an MS in Management Studies of Finance from the University of Mumbai (previously known as the University of Bombay). He is currently and has been a director on different non-profit Boards in the education and training space.
Significant Employees
Madhav Kale joined the Company as Chief Technology Officer in September 2025. Mr. Kale brings more than three decades of experience in fintech, cybersecurity, industrial IoT, and SaaS. Mr. Kale has contributed to several early-stage startups and held senior leadership roles at large enterprise companies. Prior to joining the Company, Mr. Kale was Executive Vice President & Chief Technology Officer at Carixa, where he spearheaded the transformation of accounts receivable automation into an AI-powered SaaS platform. Between 2018 and 2020, he served as Chief Technology Officer of WellAware, an IoT growth-stage company supporting industrial monitoring and automation. Between 2008 and 2015, he was Chief Executive Officer & Founder of Zebra Digital Assets, a start-up focused on secure document exchange and collaboration. In his earlier career, Mr. Kale held senior architecture roles at Sungard, Fidelity Investments, and Systems International, and served as the founding Chief Technology Officer of UserTrust Certificate Authority (later acquired by Comodo). He holds a Bachelor of Engineering in Computer Science from the University of Pune.
Michael Clark is the Senior Vice President of Engineering. Previously, he served as Interim Chief Technology Officer since 2024, Senior Vice President of Information Technology since 2018, and prior he was Vice President of Software Development. Mr. Clark joined the Company in 2002. Mr. Clark brings over 30 years of software design and development experience. Prior to joining the Company, from 1997 to 2001, Mr. Clark was Director of Software Development for The Technology Group, creating early web-based smart-document and legal expert systems. From 1988 to 1996, he helped develop the award-winning word processing system Nota Bene, enabling multi-lingual document editing in Windows and MS-DOS systems. Mr. Clark has a BA in Computational Mathematics from the University of Buffalo.
Peter Roma is the Chief Revenue Officer. He is responsible for both new sales growth and the servicing of our current subscriber base. He joined the Company in 2004 as an Account Executive. Mr. Roma has over 35 years of sales experience. He started with Metropolitan Insurance Company but spent most of his career in financial services working for Shearson Lehman Bros., Inc. and then Merrill, Lynch, Pierce, Fenner & Smith where he was a Vice President-Private Client.
Michael Broos is the Senior Vice President of Information Technology and has been with the Company since 2001. He has more than 40 years of experience leading technology teams in the development and implementation of software applications for the Internet, Windows, DOS, and mainframes. Before joining the Company, Mr. Broos was Senior Vice President of Technology for About.com; Chief Technology Officer of Fan2Fan.com; Chief Technology Officer of AKA.com; Vice President of Internet Solutions for Inventure.com; and Vice President of Software Development for Dun & Bradstreet for eight years. Prior to joining Dun & Bradstreet in 1990, Mr. Broos was an independent consultant and entrepreneur for 10 years, during which time he co-founded several software companies, including Infocom (the creators of Zork). Mr. Broos began his career with a ten-year stint on the academic computer research staff of the MIT Laboratory of Computer Science, where he developed interactive, graphical and email-based applications for the ARPANET (the precursor of today’s Internet).
Kirk Ellis is the Senior Vice President of Quality Assurance and has led the department since 2008. Mr. Ellis leads a team of more than 30 data and financial analysts who ensure the data quality and integrity of our information and scores, including benchmarking the ongoing accuracy of our proprietary FRISK® score. He joined the Company in 2005 as a research analyst and has held a series of progressively responsible data leadership roles. Mr. Ellis has more than 20 years of experience in information services, focused on financial data collection, quality and research. Before coming to CreditRiskMonitor.com, he managed data and analytics teams at Citigate Financial Intelligence and at Thomson Financial Research. Mr. Ellis holds a BA in Economics from the State University of New York at Purchase.
Committees
The Audit Committee
The Audit Committee assists the Board in fulfilling its responsibility to the shareholders, potential shareholders and investment community relating to corporate accounting, reporting practices of the Company and the quality and integrity of the Company’s financial reporting. To fulfill its purposes, the Committee’s duties include to:
•	Appoint, evaluate, compensate, oversee the work of, and if appropriate, terminate the independent auditor, who shall report directly to the Audit Committee.
•	Approve in advance all audit engagement fees and terms of engagement as well as all audit and non-audit services to be provided by the independent auditor.
•	Engage independent counsel and other advisors, as it deems necessary to carry out its duties.
In performing these functions, the Audit Committee meets periodically with the independent auditors and management to review their work and confirm that they are properly discharging their respective responsibilities. The Board has adopted a written charter for the Audit Committee, a copy of which can be found on the Company’s website, https://www.creditriskmonitor.com/about/shareholder-information, under “Audit Committee Charter.”
The Audit Committee currently consists of Lawrence Fensterstock, Lisa Reisman, and Joshua M. Flum. Both Lawrence Fensterstock and Lisa Reisman are independent, and Lawrence Fensterstock is an audit committee financial expert, as such terms are defined by the SEC. The Board has determined that, while Joshua M. Flum is the son of the Chairman of the Board, his membership on the Audit Committee is in the best interests of the Company and shareholders.
Nominating Committee
Due to the Company’s small size and scope of operations, it does not have a separately designated and standing nomination committee at this time, and therefore the entire Board is responsible for screening and reviewing potential director candidates, nominating and recommending such candidates for election by the stockholders, and reviewing the qualifications and attributes of nominees.
Compensation Committee
The Compensation Committee of the Board is responsible for advising the Board with respect to the compensation of the Company’s executives, including the determination of the compensation for the Chief Executive Officer and the other executive officers, the approval of one or more stock option plans, and other compensation plans covering the Company’s employees, as well as the grant of stock options and other awards pursuant to stock option plans and other compensation plans. The Compensation Committee currently consists of Lisa Reisman, Joshua M. Flum, and Lawrence Fensterstock.
The Compensation Committee may form and delegate authority to subcommittees and may delegate authority to one or more designated members of the Compensation Committee. The Chief Executive Officer assists the Compensation Committee from time to time by advising on a variety of compensation matters, such as assisting the Compensation Committee in determining appropriate salaries and bonuses for the executive officers and the Company’s employees. The Compensation Committee has the authority to consult with management and to engage the services of outside advisors, experts and others to assist it in its efforts.
Board Leadership Structure and Role in Risk Oversight
The Board as a whole is responsible for the Company’s risk oversight. The executive officers address and discuss with the Board the Company’s risks and the manner in which the Company manages or mitigates such risks. While the Board has the ultimate responsibility for the Company’s risk oversight, the Board works in conjunction with its committees on certain aspects of its risk oversight responsibilities. In particular, the Audit Committee focuses on financial reporting risks and related controls and procedures.

Since 1985, Jerome S. Flum has served as the Chairman of the Board and is the Company’s former Chief Executive Officer. Michael I. Flum succeeded him as Chief Executive Officer in 2023. Jerome S. Flum serves as the Company’s Executive Chairman and stands for re-election to the Board as Executive Chairman. We do not currently have a lead independent director. Given the Company’s history, position, Board composition and the relatively small size of the Company and management team, at this time, the Board believes that the Company and the shareholders are best served by the current leadership structure.
Report of the Audit Committee
In overseeing the preparation of the financial statements of CreditRiskMonitor.com, Inc. as of December 31, 2025 and for the years ended December 31, 2025 and 2024, the Audit Committee met with management to review and discuss all financial statements prior to their issuance and to discuss significant accounting issues. Management advised the Audit Committee that all financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee discussed the statements with management. The Audit Committee also discussed with CohnReznick LLP, the Company’s independent registered public firm, (“CohnReznick”), the matters required to be discussed by Auditing Standard No. 1301 (“AS 1301”) “Communications with Audit Committees”.
The Audit Committee received the written disclosures and the letter from CohnReznick required by applicable requirements of the Public Company Accounting Oversight Board regarding CohnReznick’s communications with the Committee concerning independence and the Committee discussed CohnReznick’s independence with CohnReznick.
On the basis of these reviews and discussions, the Committee recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, for filing with the Securities and Exchange Commission.
Audit Committee:

Lawrence Fensterstock, Lisa Reisman, and Joshua M. Flum
Hedging and Pledging Policies
The Company’s Insider Trading Policy prohibits officers, directors and employees from engaging in transactions that hedge or offset any decrease in the market value of our securities. In addition, the policy generally prohibits pledging of Company securities as collateral for a loan.
Meetings
The Board held four (4) meetings during the fiscal year ended December 31, 2025.
The Audit Committee of the Board held four (4) meetings, prior to the filing of each of the Company’s Quarterly Reports on Form 10-Q and Annual Report on Form 10-K.
During 2025, all of the directors attended at least 75% of the meetings of the Board and of the committees on which they served.
The Company does not have a formal policy regarding director attendance at the annual meeting of stockholders. However, all directors are encouraged to attend.
Communications with the Board
Any security holder who wishes to communicate with the Board or a particular director should send the correspondence to the Board, CreditRiskMonitor.com, Inc., to InCorp Services, Inc., 9107 West Russell Road Suite 100, Las Vegas, NV, 89148-1233, Attention: Corporate Secretary. Any such communication so addressed will be forwarded by the Corporate Secretary to the members or a particular member of the Board.
Section 16(a) Beneficial Ownership Reporting Compliance
Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s directors and executive officers, and persons who own more than 10% of a registered class of the Company’s equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Such persons are required by SEC regulation to furnish the Company with copies of all Section 16(a) reports they file.

To the Company’s knowledge, based solely on its review of the copies of such reports received by it with respect to fiscal 2025, or written representations from certain reporting persons, the Company believes that all filing requirements applicable to its directors, executive officers and persons who own more than 10% of a registered class of the Company’s equity securities have been timely complied with.
Director Independence
The Board is currently comprised of Jerome S. Flum, Joshua M. Flum, Lisa Reisman, and Lawrence Fensterstock, all of whom, except Messrs. Jerome S. Flum and Joshua M. Flum, are “independent directors,” as defined by the SEC.
Code of Ethics
The Board has adopted a Code of Ethics for the Company’s Principal Executive Officer and executive officers. This Code applies to the Company’s Chief Executive Officer and President, Chief Financial Officer, and Chief Operating Officer.
The Board unanimously recommends a vote “FOR” all nominees.

PROPOSAL 2 — RATIFICATION OF THE APPOINTMENT OF COHNREZNICK LLP
AS INDEPENDENT PUBLIC ACCOUNTANTS
Upon the recommendation of the Audit Committee, the Board has selected CohnReznick LLP to serve as the Company’s independent registered public accounting firm for 2026. In taking this action, the Board considered CohnReznick LLP’s independence with respect to the services to be performed and other factors, which the Board believes is advisable and in the best interest of the stockholders.
CohnReznick LLP served as the Company’s independent registered public accounting firm for the years ended December 31, 2025 and 2024, and has no financial interest of any kind in us except the professional relationship between auditor and client.
Timothy Garland, a partner of CohnReznick LLP, will be in attendance at the meeting. He will have an opportunity to make a statement if he wishes to do so, and will be available to respond to appropriate questions. We are asking the stockholders to ratify the selection of CohnReznick LLP as the Company’s independent registered public accounting firm for 2026. Although ratification is not required by the Company’s Bylaws or otherwise, the Board is submitting the selection of CohnReznick LLP to the stockholders for ratification because we value the stockholders’ views on the Company’s independent registered public accounting firm and as a matter of good corporate practice.
In the event that the stockholders fail to ratify the selection, it will be considered a recommendation to the Board to consider the selection of a different firm. Even if the selection is ratified, the Board may in its discretion select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and the stockholders.
The aggregate fees incurred by CohnReznick LLP for professional services rendered to the Company during the last two fiscal years.

	2025	2024
Audit fees(1)	$209,475	$202,761
Tax fees(2)	18,630	17,330
Total fees	$228,105	$220,091

(1)	Consists of fees for services provided in connection with the audit of the Company’s financial statements and review of the Company’s quarterly financial statements.
(2)	Consists of fees for preparation of federal and state income tax returns.
The engagement of CohnReznick LLP for the 2025 and 2024 fiscal years and the scope of audit-related services, including the audits and reviews described above, and tax services were pre-approved by the Audit Committee.
The policy of the Audit Committee is to pre-approve the engagement of the Company’s independent auditors and the furnishing of all audit and non-audit services.
The Board unanimously recommends a vote “FOR” ratification of CohnReznick LLP as the Company’s independent registered public accounting firm for 2026.

STOCKHOLDER PROPOSALS
Stockholder proposals intended to be presented at the next annual meeting of stockholders pursuant to the provisions of Rule 14a-8 of the Securities and Exchange Commission, promulgated under the Securities Exchange Act of 1934, as amended, must be received by March 15, 2027 for inclusion in the Company’s proxy statement and form of proxy relating to such meeting. Proposals must be sent to the Company at InCorp Services, Inc., 9107 West Russell Road Suite 100, Las Vegas, NV, 89148-1233.
To be in proper form, a stockholder’s proposal or nomination must comply with Rule 14a-8 of the Securities and Exchange Commission. A stockholder who wishes to submit a proposal or nomination is encouraged to seek independent counsel about compliance with SEC and other requirements. The Company will not consider any proposal or nomination that does not meet the requirements of Rule 14a-8 of the Securities and Exchange Commission.
In addition to satisfying the foregoing requirements under the Company’s bylaws, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Securities Exchange Act of 1934, as amended no later than June 14, 2027 (the 60th day prior to the first anniversary of the annual meeting for the preceding year’s annual meeting).
OTHER BUSINESS
While the accompanying Notice of Annual Meeting of Stockholders provides for the transaction of such other business as may properly come before the meeting, we have no knowledge of any matters to be presented at the meeting other than those listed as Proposals 1 and 2 in the notice. However, the enclosed proxy gives discretionary authority in the event that any other matters should be presented.
FORM 10-K
This proxy statement is accompanied by a copy of the Annual Report on Form 10-K for the year ended December 31, 2025 (excluding exhibits). We may charge a fee equal to the Company’s reasonable expenses in furnishing the exhibits.

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T01586-P54355 KEEP THIS PORTION FOR YOUR RECORDS

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THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

CREDITRISKMONITOR.COM, INC.

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Directors.	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Jerome S. Flum
02) Joshua M. Flum
03) Lisa Reisman
04) Lawrence Fensterstock

The Board of Directors recommends you vote FOR the following proposal:

	Yes	No
Please indicate if you plan to attend this meeting	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com.

T01587-P54355

CREDITRISKMONITOR.COM, INC.
Annual Meeting of Stockholders
August 12, 2026 at 9:00 A.M., ET
This proxy is solicited by the Board of Directors

The undersigned stockholder(s) hereby appoint(s) Michael I. Flum, as proxy, and attorney-in-fact, with the power to appoint his substitute, and hereby authorize(s) him to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of CREDITRISKMONITOR.COM, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 9:00 A.M. ET on August 12, 2026 at 520 White Plains Road, Suite 500, Tarrytown, New York, 10591 and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side